UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Portside Court, Kelowna, BC, Canada	V1V 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Effective April 1, 2014, we entered into a share purchase agreement with Ecowest Transport Inc., an Alberta, Canada corporation and Trevor Minks, the sole shareholder of Ecowest. Pursuant to the agreement we agreed to purchase from Minks 100% of the issued and outstanding shares of Ecowest and all assets of Ecowest. As consideration, we issued 3,333,334 shares of our common stock.

Pursuant to the share purchase agreement, we have the right to rescind the agreement in the event of a material adverse change in the financial condition of Ecowest. On September 09, 2014, we provided Ecowest and Minks with notice of our termination of the share purchase agreement due to the condition of certain assets and undisclosed liabilities of Eco-west.

Pursuant to the termination, the 3,333,334 shares of our common stock issued on April 7, 2014 will be cancelled and returned to treasury.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: September 15, 2014	By:	/s/ Gary Monaghan
	Name:	Gary Monaghan
	Title:	President and Director

3